    As filed with the Securities and Exchange Commission on January 11, 2000

                                                 Registration No. 333-_________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------

                             POLARIS INDUSTRIES INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

               MINNESOTA                                 41-1790959
  (state or other jurisdiction of            (I.R.S. Employer Identification
   incorporation or organization)                          Number)

                              --------------------

                             1225 Highway 169 North
                          Minneapolis, Minnesota 55441
   (Address, including zip code, of registrant's principal executive offices)

                              --------------------

                     POLARIS 401(k) RETIREMENT SAVINGS PLAN
                            (Full title of the plan)

                              --------------------

                   Michael W. Malone, Vice President--Finance,
                     Chief Financial Officer, and Secretary
                             Polaris Industries Inc.
                             1225 Highway 169 North
                          Minneapolis, Minnesota 55441
                                 (612) 542-0500
 (Name, address, including zip code and telephone number, including area code, of agent for service)

                              --------------------

                                    COPY TO:
                                James C. Melville
                        Kaplan, Strangis and Kaplan, P.A.
                  5500 Norwest Center, 90 South Seventh Street
                          Minneapolis, Minnesota 55402
                                 (612) 375-1138

                         CALCULATION OF REGISTRATION FEE

------------------------- ---------------------- ----------------------- ---------------------- ----------------------
 Title of Securities to       Amount to be          Proposed Maximum       Proposed Maximum           Amount of
     be Registered            Registered(1)        Offering Price per     Aggregate Offering      Registration Fee
                                                        Share(2)                 Price
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
 Common Stock Par
    Value $.01            700,000 shares(1)             $33.53               $23,471,000             $6,196.34

 Interests in Plan(3)                N/A(3)              N/A                     N/A                    N/A

------------------------- ---------------------- ----------------------- ---------------------- ----------------------


--------------------

         (1) Estimated maximum aggregate number of shares of Polaris Industries Inc. (the "Company") common stock, $.01 par value (the "Common Stock") purchasable with employee and employer contributions under the Plan during the next 36 months. The number of shares of Common Stock stated above may be adjusted in accordance with the provisions of the Plan in the event that, during the period the Plan is in effect, there is effected any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of shares or the payment of a stock dividend or any other increase or decrease in the number of shares effected without receipt of consideration by the Company. Accordingly, this Registration Statement covers, in addition to the number of shares of Common Stock stated above, an indeterminate number of shares which by reason of any such events may be issued in accordance with the provisions of the Plan.

         (2) Estimated by the registrant solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act") and is based upon the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on January 7, 2000.

         (3) Pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein. In accordance with Rule 457(h)(2) under the Securities Act no separate fee calculation is made for plan interests.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.  PLAN INFORMATION.*

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*


* Information required by Part I of Form S-8 to be contained in the Section 10(a) prospectus to be sent or given to participants in the Polaris 401(k) Retirement Savings Plan (the "Plan") is omitted from the Registration Statement in accordance with Rule 428(b)(1) under the Securities Act, and the Note to Part I of Form S-8.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents, which have been filed with the Securities and Exchange Commission (the "Commission") by the Company, are hereby incorporated by reference in this Registration Statement:

                  (a) The Company's latest Annual Report on Form 10-K for the fiscal year ended December 31, 1998, filed with the Commission, pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                  (b) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Company's Annual Report referred to in (a) above.

                  (c) A description of the Company's Common Stock contained in the Company's Registration Statement on Form S-4, Registration No. 33-55769 filed with the Commission on September 30, 1994, including Amendment No. 1 filed on November 10, 1994 and Amendment No. 2 filed on November 21, 1994.

         All documents filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, are deemed to be incorporated by reference into this Registration Statement and to be a part hereof and thereof from the date of filing of such documents. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The validity of the shares offered will be passed upon for the Company by Kaplan, Strangis and Kaplan, P.A., Minneapolis, Minnesota. Andris
A. Baltins, a member of the Board of Directors of the Company, is also a member of the law firm Kaplan, Strangis and Kaplan, P.A. Members of such firm beneficially own an aggregate of 54,956 shares of the Company's Common
Stock. This represents less than 1% of the currently outstanding voting shares.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         As permitted by Minnesota law, the Company's Articles of Incorporation provide that directors of the Company shall not be personally liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) relating to prohibited dividends or distributions or the repurchase or redemption of stock, or (iv) for any transaction from which the director derives an improper personal benefit.

         The Company is required by Minnesota law to indemnify all officers and directors of the Company for expenses and liabilities (including attorneys' fees) incurred as the result of proceedings against them in connection with their capacities as officers or directors. In order to be entitled to indemnification with respect to a purported act or omission, an officer or director must (i) have acted in good faith, (ii) have received no improper personal benefit, (iii) in the case of a criminal proceeding, have had no reasonable cause to believe the conduct to be unlawful, and (iv) have reasonably believed that the conduct was in the best interests of the Company.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         4.1 Articles of Incorporation of Polaris Industries Inc., as amended, incorporated by reference to Exhibit 3(a) to the Company's Registration Statement on Form S-4 (No. 33-55769)
                  (the "Form S-4").

         4.2      Bylaws of the Company, incorporated by reference to Exhibit
                  3(b) to the Form S-4.

         5.1      Opinion of Kaplan, Strangis and Kaplan, P.A.

         5.2      Internal Revenue Service Determination Letter dated October
                  27, 1997

         23.1     Consent of Arthur Andersen LLP

         23.2     Consent of Kaplan, Strangis and Kaplan, P.A. (included in
                  Exhibit 5.1)

         24.1     Powers of Attorney

         99.1     Polaris 401(k) Retirement Savings Plan as amended through
                  April 1, 1999


                                        2


         99.2     Trust Agreement dated as of April 1, 1999, between Polaris
                  Industries Inc. and Fidelity Management Trust Company, as supplemented by the First Amendment dated as of May 15, 1999 and the Second Amendment dated as of July 1, 1999.


------------------

         In connection with Exhibit 5.2, the Registrant hereby undertakes that it will submit or has submitted the Plan and any amendment thereto to the Internal Revenue Service in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan under Section 401 of the Internal Revenue Code of 1986, as amended.

ITEM 9.  UNDERTAKINGS

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i)      To include any prospectus required by
                                    Section 10(a)(3) of the Securities Act);

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; ;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

                           provided, however, that paragraphs (a)(1)(i) and
                           (a)(1)(ii) do not apply to information required to be included in a post-effective amendment by those paragraphs which are contained in periodic reports filed by the registrant pursuant to Section 13 or
                           Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                           (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on January 11, 2000.

                                    POLARIS INDUSTRIES INC.


                                    By:      /s/ W. Hall Wendel, Jr.
                                       ---------------------------------------
                                             W. Hall Wendel, Jr.
                                             Chairman of the Board

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


         SIGNATURE                                   TITLE                              DATE
         ---------                                   -----                              ----
/s/ W. Hall Wendel, Jr.                     Chairman of the Board and           January 11, 2000
------------------------------------        Director
W. Hall Wendel, Jr.



/s/ Thomas C. Tiller                        President, Chief Executive          January 11, 2000
------------------------------------        Officer and Director
Thomas C. Tiller                            (Principal Executive Officer)



/s/ Michael W. Malone                       Vice President - Finance,           January 11, 2000
------------------------------------        Chief Financial Officer and
Michael W. Malone                           Secretary
                                            (Principal Financial and
                                            Accounting Officer)



         *                                  Director                            January 11, 2000
------------------------------------
Andris A. Baltins



         *                                  Director                            January 11, 2000
------------------------------------
Raymond J. Biggs


                                        5



         *                                  Director                            January 11, 2000
------------------------------------
Beverly F. Dolan



         *                                  Director                            January 11, 2000
------------------------------------
Robert S. Moe



         *                                  Director                            January 11, 2000
------------------------------------
Gregory R. Palen



         *                                  Director                            January 11, 2000
------------------------------------
Bruce A. Thomson



         *                                  Director                            January 11, 2000
------------------------------------
Stephen G. Shank



By: /s/ W. Hall Wendel, Jr.                                                     January 11, 2000
    --------------------------------
        W. Hall Wendel, Jr.
        Attorney-in-Fact



----------------------------

W. Hall Wendel, Jr., on his own behalf and pursuant to Powers of Attorney, dated prior to the date hereof, attested by the directors listed above and filed with the Securities and Exchange Commission, by signing his name hereto does hereby sign and execute this Registration Statement of Polaris Industries Inc., or amendment thereto, on behalf of each of the directors named above.

                                    SIGNATURES

         Pursuant to the requirements of the Securities Act, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on January 11, 2000.


                                    Polaris 401(k) Retirements Savings Plan

                                    By the Members of the 401(k) Retirement
                                    Committee as Plan Administrator


                                    /s/ Thomas C. Tiller
                                    -----------------------------------
                                    Thomas C. Tiller


                                    /s/ Michael W. Malone
                                    -----------------------------------
                                    Michael W. Malone


                                    /s/ John B. Corness
                                    -----------------------------------
                                    John B. Corness


                                    /s/ Scott Swenson
                                    -----------------------------------
                                    Scott Swenson

                                INDEX TO EXHIBITS
                                -----------------


EXHIBIT NUMBER              DESCRIPTION                                         METHOD OF FILING
--------------              -----------                                         ----------------
4.1                         Articles of Incorporation                           Incorporated by reference to Exhibit
                                                                                3(a) to the Company's Registration
                                                                                Statement on Form S-4 (No. 33-55769)
                                                                                (the "Form S-4")

4.2                         Bylaws                                              Incorporated by reference to Exhibit 3(b)
                                                                                to the Form S-4

5.1                         Opinion of Kaplan, Strangis and Kaplan, P.A.        Filed herewith electronically

5.2                         Internal Revenue Service Determination Letter       Filed herewith electronically
                            dated October 27, 1997

23.1                        Consent of Arthur Andersen LLP                      Filed herewith electronically

23.2                        Consent of Kaplan, Strangis and Kaplan, P.A.        Included in Exhibit 5.1

24.1                        Powers of Attorney                                  Filed herewith electronically

99.1                        Polaris 401(k) Retirement Savings Plan as amended   Filed herewith electronically
                            through dated April 1, 1999

99.2                        Trust Agreement dated as of April 1, 1999,          Filed herewith electronically
                            between Polaris Industries Inc. and Fidelity
                            Management Trust Company, as supplemented by the
                            First Amendment dated as of May 15, 1999 and the
                            Second Amendment dated as of July 1, 1999.

